Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements filed by The Sherwin-Williams Company of our report dated December 20, 2016, with respect to the consolidated financial statements of The Valspar Corporation and subsidiaries and our report dated December 20, 2016, with respect to the effectiveness of internal control over financial reporting of The Valspar Corporation and subsidiaries, included in this Current Report on Form 8-K:

Registration Statement on Form S-3 (Registration No. 333-205897);
Registration Statement on Form S-8 (Registration No. 333-217457) pertaining to The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (as Amended and Restated as of April 19, 2017);
Registration Statement on Form S-8 (Registration No. 333-166365) pertaining to The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (as Amended and Restated as of February 17, 2015);
Registration Statement on Form S-8 (Registration No. 333-152443) pertaining to The Sherwin-Williams Company Employee Stock Purchase and Savings Plan;
Registration Statement on Form S-8 (Registration No. 333-133419) pertaining to The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan and The Sherwin-Williams Company 2006 Stock Plan for Nonemployee Directors;
Registration Statement on Form S-8 (Registration No. 333-129582) pertaining to The Sherwin-Williams Company 2005 Deferred Compensation Savings and Pension Equalization Plan, The Sherwin-Williams 2005 Key Management Deferred Compensation Plan and The Sherwin-Williams Company 2005 Director Deferred Fee Plan;
Registration Statement on Form S-8 (Registration No. 333-105211) pertaining to The Sherwin-Williams Company Employee Stock Purchase and Savings Plan; and
Registration Statement on Form S-8 (Registration No. 333-66295) pertaining to The Sherwin-Williams Company Deferred Compensation Savings Plan, The Sherwin-Williams Company Key Management Deferred Compensation Plan and The Sherwin-Williams Company Director Deferred Fee Plan.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
May 2, 2017